EXHIBIT 10.1

CANCELLATION OF AGREEMENT AND MUTUAL RELEASES

This Cancellation Agreement and Mutual Releases (“Agreement”) entered into this 15 day of May, 2015, is between FODERE TITANIUM LIMITED (“Fodere”), on the one hand, and NEW WESTERN ENERGY CORPORATION (“New Western”), on the other hand. Fodere and New Western shall collectively be referred to herein as the “Parties.”

WHEREAS, the Parties entered into a Securities Purchase Agreement dated February 19, 2015 (the “SPA”), which has never been consummated or closed.

WHEREAS, the Parties desire to cancel and terminate the SPA and to release each other from any claims or liabilities arising out of the SPA.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, and to avoid further unnecessary and disagreements, it is hereby agreed by and between the Parties, as follows:

1.	Cancellation of the SPA. Upon execution of this Agreement, the parties hereto agree that the SPA is hereby cancelled, terminated and shall have no further force or effect.
2.	New Western Release. In exchange for the release simultaneously given by Fodere, and the mutual covenants and promises herein contained, and for other good and valuable consideration, New Western, on behalf of itself and any, partners, attorneys, employees, representatives, predecessors in interest, successors, assigns, insurers, and agents, hereby unconditionally releases and forever discharges Fodere and its owners, members, managers, officers, directors, partners, attorneys, employees, representatives, predecessors in interest, successors, assigns, insurers, and agents, and each of them, separately and collectively, from any and all charges, complaints, claims, liens, demands, causes of action, obligations, damages and liabilities, of every kind, nature and description whatsoever, known or unknown, that New Western had in the past, or now has, or may have in the future, based on any actions whatsoever of Fodere, which are in any way related to the negotiations or execution of the SPA, provided however, this release shall not release Fodere of its obligations hereunder.
3.	Fodere Release. In exchange for the release simultaneously given by New Western, and the mutual covenants and promises herein contained, and for other good and valuable consideration, Fodere, on behalf of itself and any, partners, attorneys, employees, representatives, predecessors in interest, successors, assigns, insurers, and agents, hereby unconditionally releases and forever discharges New Western and any owners, members, managers, officers, directors, partners, attorneys, employees, representatives, predecessors in interest, successors, assigns, insurers, and agents, and each of them, separately and collectively, from any and all charges, complaints, claims, liens, demands, causes of action, obligations, damages and liabilities, of everyk ind, nature and description whatsoever, known or unknown, that Fodere had in the past, or now has, or may have in the future, based on any actions whatsoever of New Western, which are in any way related to the negotiations or execution of the SPA, provided however, this release shall not release New Western of its obligations hereunder.
4.	Non-Disparagement: The Parties agree not to make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage or in any way criticize the personal or business reputation, practices, or conduct of the other Party, its employees, directors, and officers. The Parties acknowledge and agree that this prohibition extends to statements, written or verbal, made to anyone, including but not limited to, the news media, investors, potential investors, any board of directors or advisory board or directors, industry analysts, competitors, strategic partners, vendors, employees (past and present), and clients.
5.	Attorney’s Fees and Expenses. The Parties to this Agreement understand and agree that this Agreement includes all claims for costs, expenses and attorney’s fees, taxable or otherwise, incurred by the Parties in or arising out of the SPA, and that each Party will bear its own attorney’s fees and costs.
6.	No Admission of Liability. Each Party hereto acknowledges that the promises made herein in consideration of the release of claims referred to herein do not constitute an admission or concession of liability by any Party on account of any of said claims or matters, liability for which is expressly denied.

7.	Authority; No Assignment of Claim. Each Party hereto warrants that no other person or entity has claimed or now claims any interest of such Party in the subject of this Agreement, and that each Party has the sole right and exclusive authority to execute this Agreement and to exchange the aforesaid consideration, and that neither Party has sold, assigned or otherwise set over to any other person or entity any claim, lien, demand, cause of action, rights, obligations, damage or liability covered hereby.
8.	Binding on Successors. This Agreement shall be binding upon and for the benefit of the Parties hereto and their respective agents, insurers, employees, heirs, executors, administrators, successors, devisees and assigns. The Parties to this Agreement acknowledge and agree that they have been represented in this matter by competent counsel and that they have had the terms and meaning of this Agreement explained to them by counsel and that, with their advice, they have freely and voluntarily signed this Agreement.
9.	Entire Agreement. Each Party hereto warrants that no promise, inducement or agreement not expressed herein has been made to it in connection with this Agreement, and that this Agreement constitutes the entire agreement between the Parties herein named. It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by writing duly executed by authorized representatives of the Parties thereto. Each Party hereto hereby agrees and acknowledges that it will make no claim at any time or place that this Agreement has been orally altered or modified or otherwise changed by oral communication of any kind or character.
10.	Severability. Should any provision of this Agreement be held invalid or illegal, such illegality shall not invalidate the whole of this Agreement, but, rather, the Agreement shall be construed as if it did not contain the illegal part, and the rights and obligations of the Parties shall be construed and enforced accordingly.
11.	Counterparts and Facsimile Signatures. This document may be executed in duplicate originals, each of which shall be equally admissible in evidence. Facsimile signatures will have the same force and effect as original signatures.
12.	Notices. All notices or other communications required or permitted to be given hereunder, unless specified otherwise in this agreement, shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to New Western Energy Corporation:

Javan Khazali, CEO

1140 Spectrum

Irvine, California 92618

If to Fodere Titanium Limited:

John Omitogun, Company Director

105 Hanovia House

30 Eastman Road

London, England W3 7YG

Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Both Parties may give written notice of a change of address, and after notice of such change has been received, any notice or request shall thereafter be given to such Party as above provided at such changed address.
13.	Dispute Resolution. Any and all disputes related to this Agreement shall be filed and litigated in the State of California or U.S. District courts of Orange County, California.
14.	Governing Law. This Agreement is made and entered into in the State of California and shall be interpreted, enforced, and covered under the laws of California.

The Parties hereby execute this Agreement to be effective as of the date first above written.

Fodere Titanium Limited

By: /s/ John Omitogun_________________

John Omitogun, Company Director

New Western Energy Corporation

By: /s/ Javan Khazali____________________

Javan Khazali, Chief Executive Officer